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                                                                    Ex 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 2, 2001, except for Note 17, as to which the date is September 25, 2001, relating to the financial statements and financial statement schedule of Sensormatic Electronics Corporation, which appears in Sensormatic Electronics Corporation's Annual Report on Form 10-K for the year ended June 30, 2001.


PricewaterhouseCoopers LLP

Miami, Florida
October 3, 2001